Exhibit 5.1

May 15, 2023

Clearwater Paper Corporation

601 West Riverdale Avenue, Suite 1100

Spokane, WA 99201

Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Clearwater Paper Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 800,000 shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”) issuable pursuant to the Clearwater Paper Corporation 2017 Stock Incentive Plan, as amended (the “Equity Plan”).

It is my opinion that such shares of Common Stock, when issued and sold in accordance with the Equity Plan, will be legally issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Michael S. Gadd
Michael S. Gadd
Vice President, General Counsel and Corporate Secretary